EXHIBIT 2

FORM OF

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

Acorn Merger Corporation

INTO

Acorn Products, Inc.

* * * * * * *

Acorn Merger Corporation, a corporation organized and existing under the laws of Delaware (“Acorn Parent”),

DOES HEREBY CERTIFY:

FIRST:  That this corporation was incorporated on the 11th day of February, 2003, pursuant to the General Corporation Law of the State of Delaware (“GCL”).

SECOND:  That this corporation owns at least ninety percentum of the outstanding shares of the stock of Acorn Products, Inc. (the “Company”) a corporation incorporated on the 15th day of April, 1997, pursuant to the GCL.

THIRD:  That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 10th day of February, 2003, determined to and did merge itself into said Company:

RESOLVED, that Acorn Parent merge, and it hereby does merge itself into the Company (the “Merger”), which assumes all of the obligations of Acorn Parent;

and

FURTHER RESOLVED, that the Merger shall be effective (the “Effective Time”) upon the date of filing with the Secretary of State of Delaware;

and

FURTHER RESOLVED, that the terms and conditions of the Merger are as follows:

1.     At the Effective Time, each share of common stock of the Company,

except for shares held by Acorn Parent, the Company, and any stockholders of the Company, if any, who properly exercise their dissenters’ statutory appraisal rights under the GCL, will be cancelled and converted into the right to receive $3.50 in cash;

2.     Each share of Acorn Parent’s capital stock issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully-paid and nonassessable share of the common stock of the Company as the surviving corporation of the Merger.

3.     At the Effective Time, the Company shall continue its existence under the laws of the GCL.  The Merger shall have the effects as specified in Section 259 of the GCL.

4.     At the Effective Time and without any further action on the part of the Company or Acorn Parent, the Amended and Restated Certificate of Incorporation of Company shall remain the Certificate of Incorporation of the Company until amended in accordance with applicable law.

5.     At the Effective Time and without any further action on the part of the Company or Acorn Parent, the bylaws of the Company as in effect at the Effective Time shall remain the bylaws of the Company until amended in accordance with applicable law.

6.     At the Effective Time, Messrs. Abbott, Kahl, and Mariotti intend to resign from their membership of the Company’s board of directors.

and

FURTHER RESOLVED, that the proposed Merger be submitted to the stockholders of Acorn Parent and that upon receiving the written consent of a majority of the stockholders of Acorn Parent, the proposed Merger shall be approved;

and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are directed to notify each stockholder of record of said Company, entitled to notice within 10 days after the effective date of filing of the Certificate of Ownership and Merger, that said Certificate of Ownership and Merger has become effective;

and

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Company, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said Merger;

and

FOURTH:  That the Merger has been approved by written consent of a majority of the stockholders entitled to vote thereon of Acorn Parent.

FIFTH:  Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of Acorn Parent at any time prior to the Effective Time.

IN WITNESS WHEREOF, said Acorn Parent has caused this Certificate to be signed by Vincent J. Cebula, its Chairman and President, this           day of                  , 2003.

By
Chairman and President
Officer